Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Announces Pricing of Private Offering of Senior Notes
by GCP Applied Technologies Inc.

COLUMBIA, MD. – Jan. 22, 2016 – W. R. Grace & Co. (NYSE: GRA) (Grace) announced today that GCP Applied Technologies Inc. (GCP), an indirect wholly owned subsidiary of Grace, has priced an offering of $525,000,000 aggregate principal amount of 9.500% Senior Notes due 2023 (the Notes) at an issue price of 100.0%.
The Notes will pay interest semiannually and will be fully and unconditionally guaranteed by certain of GCP’s existing and future domestic subsidiaries. The Notes and the related guarantees will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons in accordance with Regulation S under the Securities Act.
The Notes are being issued in connection with GCP’s proposed spin-off from Grace, in which GCP will become an independent publicly traded company, possessing the business, assets, and liabilities associated with the Grace Construction Products segment and the Darex Packaging Technologies business of Grace. GCP expects to use the proceeds from the offering (i) to fund a $500 million distribution to W. R. Grace & Co.—Conn., a direct subsidiary of Grace, (ii) to pay fees and expenses related to the Spin-Off, the financings, and the other related transactions and (iii) for general corporate purposes.
The Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
The closing of the Notes is subject to customary closing conditions.
This news release is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to any securities.
About GCP Applied Technologies Inc.
Through applied knowledge and service excellence, GCP provides premier specialty construction chemicals and specialty building materials for many of the world’s most renowned structures, and packaging technologies for the best-known consumer brands.
About Grace
Grace is a leading global supplier of catalysts; engineered and packaging materials; and specialty construction chemicals and building materials. The company’s three industry-leading business segments—Grace Catalysts Technologies, Grace Materials Technologies, and Grace Construction Products—provide innovative products, technologies, and services that enhance the products and processes of our customer partners in over 155 countries around the world. Grace employs approximately 6,500 people in over 40 countries and had 2014 net sales of approximately $3.2 billion.
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new

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technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace and GCP claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Like other businesses, Grace and GCP are subject to risks and uncertainties that could cause their actual results to differ materially from their projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of their research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Grace and GCP’s outstanding indebtedness; developments affecting funded and unfunded pension obligations; their legal and environmental proceedings; uncertainties that may delay or negatively impact the separation transaction or cause the separation transaction to not consummate at all; uncertainties related to Grace and GCP’s abilities to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel during the period leading up to and following the separation transaction; costs of compliance with environmental regulation; and those additional factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace and GCP’s projections and forward-looking statements, which speak only as the date thereof. Neither Grace nor GCP undertakes any obligation to publicly release any revision to the projections and forward looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.
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